UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Strategic Realty Trust, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Strategic Realty Trust

400 El Camino Real

San Mateo, CA 94402

www.srtreit.com

IMPORTANT REMINDER TO VOTE YOUR PROXY

October 7, 2014

Dear Strategic Realty Trust Stockholder:

You recently received proxy materials in connection with the 2014 annual meeting of stockholders of Strategic Realty Trust, Inc. scheduled to be held on November 19, 2014. According to our latest records, your PROXY VOTE for this meeting HAS NOT YET BEEN RECEIVED.

YOUR VOTE IS EXTREMELY IMPORTANT, NO MATTER HOW MANY OR

HOW FEW SHARES YOU MAY OWN.

PLEASE VOTE TODAY.

Your vote could affect the composition of our board of directors and whether our charter is amended. Moreover, your vote is needed to ensure that a quorum is present at the annual meeting so that the proposals can be acted upon.

A failure to cast any vote on the proposed charter amendment will have the same effect as a vote against the proposed amendment. Therefore, regardless of the number of shares you own, it is very important they be represented at the meeting.

Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

If you have any questions relating to voting your shares, or need to request additional proxy materials, you may call our proxy solicitation agent, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

Thank you in advance for your support and for acting promptly.

On behalf of your Board of Directors,

Andrew Batinovich

Chief Executive Officer

If you have recently mailed your proxy or cast your vote by phone or over the internet,

please accept our thanks and disregard this request.